UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report December 3, 2012

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MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

MVB Financial Corp (“MVB”) and its subsidiary, MVB Bank, Inc. (“MVB Bank”), entered into a Membership Interest Purchase Agreement with Potomac Mortgage Group, LLC (“PMG”) and the members of PMG (the “Members”), pursuant to which, upon the terms and subject to the conditions set forth therein, MVB Bank will purchase all of the membership interests of PMG and PMG will become a wholly owned subsidiary of MVB Bank (the “Transaction”). The aggregate purchase price for all of the issued and outstanding interests in PMG will be $17,000,000 in cash and 83,333 shares of MVB common stock. PMG is a mortgage lender based in Fairfax, Virginia, whose principal business consists of the origination and sale of residential mortgage and construction loans.

Consummation of the Transaction is subject to certain customary closing conditions, including requisite regulatory approvals and material third-party consents, the absence of certain legal impediments to the consummation of the Transaction and subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party.

The parties have made customary representations, warranties and covenants in the Agreement, including, among others, covenants by PMG with respect to the conduct of its business during the interim period between the execution of the Agreement and the closing of the Transaction (the “Closing”).

The representations, warranties and covenants set forth in the Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

In connection with the Agreement, MVB and MVB Bank entered into employment agreements with H. Edward Dean, III, the current President and Chief Executive Officer of PMG and the majority owner of PMG, and two other employees of PMG. The three employees collectively own approximately 80% of the interests in PMG.

The Agreement contains certain termination rights for MVB and MVB Bank, on the one hand, and the Members, on the other hand, applicable upon, among other events, (i) mutual consent of the parties, (ii) a breach by the other party that is or cannot be cured within 30 days’ notice of such breach if such breach would result in the failure of the conditions to closing set forth in the Agreement, (iii) the employment agreements between MVB and MVB Bank and each of the three employees of PMG not being in full force and effect, (iv) the Closing having not been completed on or prior to December 31, 2012, or (v) final, non-appealable denial of any required regulatory approvals.

The Agreement provides for indemnification of MVB and MVB Bank by the Members and of the Members by MVB Bank, subject to certain exceptions and limitations, with respect to breaches of representations, warranties and covenants in the Agreement.

A copy of the Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Item 8.01	Other Events.

Press Release

On December 3, 2012, MVB issued a press release announcing that MVB Bank, MVB, PMG and the Members have entered into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Employment Agreement

In connection with the execution of the Agreement, MVB and MVB Bank entered into employment agreements with H. Edward Dean, III, currently the President and Chief Executive Officer of PMG, which will become effective immediately following the Closing. Pursuant to this agreement, Mr. Dean will serve as President and Chief Executive Officer of PMG for a term of five years, subject to extensions of up to three additional years at the option of the parties, with a base salary of $500,000 per year, commission opportunities, an annual bonus of 7.5% of the pre-tax income of PMG, and further bonus amounts equal to specified percentages of the pre-tax net income of PMG in each of the next five years, which are subject to certain thresholds. Mr. Dean will also be granted options to purchase 5,000 shares of MVB common stock, which will vest ratably over five years. If, following the Closing, Mr. Dean is terminated without cause or for good reason, he will be entitled to receive severance equal to 18 months of gross compensation, as specified in the employment agreement. In addition, if Mr. Dean is terminated with cause or without good reason, he will be bound by restrictive covenants for 18 months, including non-competition and employee and customer non-solicitation restrictions.

The above disclosure is qualified in its entirety by the employment agreement, which is attached hereto as Exhibit 10.5.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description
2.1	Membership Interest Purchase Agreement, dated as of December 3, 2012, by and among MVB Bank, Inc., MVB Financial Corp., Potomac Mortgage Group, LLC and the Members of Potomac Mortgage Group, LLC.*
10.5	Employment Agreement by and among H. Edward Dean, III, MVB Financial Corp., MVB Bank, Inc. and Potomac Mortgage Group, LLC, dated as of December 3, 2012.
99.1	Press Release dated December 3, 2012.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. MVB Financial Corp hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

Forward-Looking Statements

All statements other than statements of historical fact included in this filing are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in MVB Financial Corp’s (the “Company’s”) actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficult retaining key employees; (vii) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (ix) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company’s operating results; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 may adversely affect the Company; (xi) the possibility that the acquisition of PMG does not close when expected or at all because conditions to closing are not satisfied on a timely basis or at all; (xii) the risk that the benefits from the acquisition may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which MVB and PMG operate; (xiii) the reaction of the companies’ customers, employees and counterparties to the acquisition; (xiv) the integration of the operations of MVB and PMG may be more difficult, costly or time-consuming than expected; (xv) diversion of management time on acquisition -related issues; and (xvi) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Eric L. Tichenor
Eric L. Tichenor Senior VP, Chief Financial Officer

Date:  December 3, 2012